Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2020

VOTE BY INTERNET
Before The Meeting—Go to [ ]
Use the Internet to transmit your voting instructions and for electronic delivery of information up until [ ] [a.m.]/[p.m.], Pacific Time, on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting—Go to [ ]
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE—1-800-[ ]
BRIDGEBIO PHARMA, INC. 421 KIPLING STREET PALO ALTO, CA	Use any touch-tone telephone to transmit your voting instructions up until [ ] [a.m.]/[p.m.], Pacific Time, on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [ ].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

The Board of Directors recommends you vote FOR Proposals 1 and 2.

1. To approve the issuance of shares of BridgeBio common stock issuable in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of October 5, 2020, by and among Eidos Therapeutics, Inc., BridgeBio Pharma, Inc., Globe Merger Sub I, Inc. and Globe Merger Sub II, Inc. (the “BridgeBio share issuance proposal”).	For ☐	Against ☐	Abstain ☐

2. To approve the adjournment of the special meeting of stockholders of BridgeBio to another date and place, if necessary or appropriate, to solicit additional votes in favor of the BridgeBio share issuance proposal or to ensure that a quorum is present at the BridgeBio special meeting.	For ☐	Against ☐	Abstain ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The notice of special meeting and joint proxy statement/prospectus are available at [            ].

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BRIDGEBIO PHARMA, INC.

Special Meeting of Stockholders

[            ], [            ] at [            ] [a.m.]/[p.m.], Pacific Time

[            ]

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Neil Kumar, Ph.D. and Brian C. Stephenson, or either of them, as proxies, each with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of BridgeBio Pharma, Inc., which the undersigned is entitled to vote at the virtual special meeting of stockholders of BridgeBio Pharma, Inc. to be held on [            ], [             at [            ] [a.m.]/[p.m.], Pacific Time, at [            ] or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the special meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side